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                                                                      EXHIBIT 10


                         AMENDMENT TO EMPLOYMENT AGREEMENT



     This Agreement of Amendment is made to that certain Employment Agreement dated as of January 1, 1994 between HMI Industries Inc., formerly known as Health-Mor Inc. (the "Company") and Kirk W. Foley (the "Executive") (such existing Employment Agreement to be known herein as the "Agreement").

     WHEREAS, the Company and the Executive have previously entered into the Agreement providing for the employment of the Executive by the Company as Chief Executive Officer until December 31, 1998; and,

     WHEREAS, the Agreement provided that the Executive receive certain stock awards under the Company's Omnibus Long-Term Compensation Plan; and,

     WHEREAS, among the stock awards received were shares of phantom stock, which shares vest at various times during the term of the Agreement; and,

     WHEREAS, the vesting of the phantom stock awards creates taxable income to the Executive, requiring the inclusion of the fair market value of such shares in the Executive's taxable income, and creating a significant income tax liability for the Executive; and,

     WHEREAS, the vesting of the phantom shares requires the Company to record a charge to earnings in an amount equal to the taxable income deemed received by the Executive, thereby reducing the Company's reported earnings and possibly adversely affecting its stock price; and,

     WHEREAS, the Executive and the Company previously agreed to defer one-half of the stock award which vested on January 1, 1996, and the Executive is now willing to surrender his right to receive the shares previously deferred and to surrender his right to receive the shares which vest are due to vest on July 1, 1996.

     NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the Company and the Executive hereby agree as follows:

1. SURRENDER OF PHANTOM SHARES. Paragraph 6(a) of the Agreement is amended by deleting the second sentence of the first paragraph and replacing it with the following:

     The award has vested or will vest as follows: 21,857 phantom shares on June 30, 1995; 10,929 phantom shares on January 1, 1996; and 21,857 phantom shares on January 1, 1997. In lieu of any phantom shares being vested on June 30, 1996, and in lieu of the phantom shares deferred from January, 1996 vesting on January 1, 1999, the Executive shall be entitled to be paid a cash award of $150,000 on each of June 30, 1997 and June 30, 1998. In addition, the Executive shall be entitled to an award of shares of the Company with a fair market value equal to the appreciation, if any, in the Company's share price from June 30, 1996 to June 30, 1998, and


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measured by the number of phantom shares surrendered. Dividends on such shares as calculated elsewhere in this paragraph will be "credited" to the Executive until the date that such shares were originally to vest, and such "credits" will be used to "purchase" additional shares of phantom stock as of the original date of vesting. Any award earned shall be payable to Executive on July 1, 1998.

2. LOAN REPAYMENT. Paragraph 9(a) of the Agreement is amended by deleting the third sentence of that paragraph and replacing it with the following:

     The Executive has been deemed to have "earned" and the Company is responsible for $100,000 of principal for the employment years of 1994 and 1995, and furthermore it is understood and agreed that any principal outstanding as of December 31, 1998 shall be deemed to have been earned at that time so long as the Executive is then employed by the Company.

3. COST OF LIVING INCREASE. The cost of living allowance payable pursuant to Paragraph 4 of the Agreement will be increased by $25,000 per year in order to permit the Executive to purchase additional life insurance. This increase will be subject to the actual cost of the insurance premiums and review of living expenses on an annual basis. This increase will take effect January 1, 1996.

4. NO ADDITIONAL AMENDMENT. Except for the changes made herein, the Agreement continues in full force and effect as originally written.

5. EFFECTIVE DATE. These amendments made herein are effective as of June 20, 1996, except for the increase in the living allowance in paragraph 3 above.


                                             HMI INDUSTRIES INC.


                                             BY  /s/ Robert J. Abrahams
                                                ---------------------------
                                                Robert J. Abrahams


                                                /s/ Kirk W. Foley
                                                ---------------------------
                                                Kirk W. Foley


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